As filed with the Securities and Exchange Commission on August 6, 2004
                                                Registration No. 333-___________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      -------------------------------------

                          CORRIDOR COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

                               AMNIS SYSTEMS INC.
                           (Former name of registrant)

           DELAWARE                                      94-3402831
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)


                             1235 PEAR AVE. STE 109
                         MOUNTAIN VIEW CALIFORNIA 94043
               (Address of principal executive offices) (Zip Code)
                  ---------------------------------------------
             CORRIDOR COMMUNICATIONS CORP. 2004 STOCK INCENTIVE PLAN
                  ---------------------------------------------
                    J. MICHAEL HEIL, CHIEF EXECUTIVE OFFICER
                             1235 PEAR AVE. STE 109
                         MOUNTAIN VIEW CALIFORNIA 94043
                     (Name and address of agent for service)
                                 (650) 961-5707
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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
                                               Proposed      Proposed
Title of                                        Maximum       Maximum
Securities                         Amount      Offering      Aggregate      Amount of
to be                               to be        Price        Offering     Registration
Registered                       Registered   Per Share(1)    Price(1)        Fee
----------                       -----------  ------------   ----------    -----------
Common Stock .................   200,000,000      $.01        $2,000,000     $253.40
$.0001 par value per share

----------
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on August 4, 2004.

                                                      PART I

ITEM 1. PLAN INFORMATION.

      The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2004 Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                              J. Michael Heil, CEO
                          Corridor Communications Corp.
                             1235 Pear Ave. Ste 109
                         Mountain View California 94043
                                 (650) 961-5707

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 30, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 29, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 16, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's definitive information statement on Schedule 14C, as filed with the SEC on June 23, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on May 25, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's current report on Form 8-K/A, as filed with the SEC on May 17, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on March 30, 2004, which is hereby incorporated by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

      Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER            EXHIBIT
-------           -------

4.1               2004 Incentive Stock Plan

5.1               Opinion of Sichenzia Ross Friedman Ference LLP.

23.1              Consent of Stonefield Josephson, Inc.

23.2              Consent of HJ & Associates, LLC

23.3 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

24.1              Power of Attorney (included in the Signature Page).

ITEM 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on August 6, 2004.

                                       CORRIDOR COMMUNICATIONS CORP.


                                       By: /s/ J. Michael Heil
                                          --------------------------------------
                                          J. Michael Heil, CEO, director and
                                          Principal Accounting/Financial Officer

                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints J. Michael Heil his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on August 6, 2004.


                                       By: /s/ Scott Mac Caughern
                                          --------------------------------------
                                          Scott Mac Caughern,
                                          Chairman of the Board


                                       By: /s/ J. Michael Heil
                                          --------------------------------------
                                          J. Michael Heil, CEO, director and
                                          Principal Accounting/Financial Officer


                                       By:
                                          --------------------------------------
                                          Michael Liccardo, Director